Exhibit 99.1
Financial Statements and Report of Independent Certified Public Accountants
Sturm Foods, Inc.
March 31, 2009 and 2008

Report of Independent Certified Public Accountants
Board of Directors
Sturm Foods, Inc.
We have audited the accompanying balance sheets of Sturm Foods, Inc. as of March 31, 2009 and 2008, and the related statements of income, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sturm Foods, Inc. as of March 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Appleton, Wisconsin
June 18, 2009

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STURM FOODS, INC.
BALANCE SHEETS
March 31,

	2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$27,720,983	$23,821,854
Accounts receivable, less allowance for doubtful accounts, sales returns and cash discounts of $658,033 and $593,750 at March 31, 2009 and 2008	36,773,465	30,062,428
Inventories	43,915,526	33,087,566
Other current assets	1,510,385	776,470
Deferred income taxes	1,028,767	577,081

Total current assets	110,949,126	88,325,399

PROPERTY, PLANT AND EQUIPMENT
Land	1,422,643	1,422,643
Land improvements	1,886,343	1,839,773
Buildings	34,529,765	34,418,251
Machinery and equipment	72,447,008	70,115,136
Office equipment	3,660,515	2,698,598
Vehicles	658,870	485,159
Equipment under capital leases	389,988	280,207
Construction in progress	3,693,978	1,119,142

	118,689,110	112,378,909
Less accumulated depreciation	(46,036,234)	(37,634,691)

Net property, plant and equipment	72,652,876	74,744,218

OTHER ASSETS
Intangible assets	12,490,402	—
Deferred financing costs, net of accumulated amortization of $2,643,728 and $1,423,546 at March 31, 2009 and 2008	6,058,697	7,278,879

	$202,151,101	$170,348,496

The accompanying notes are an integral part of these statements.

	2009	2008
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current maturities of long-term debt	$3,900,000	$3,900,000
Current maturities of capital lease obligations	77,998	48,029
Accounts payable	25,971,377	18,939,384
Accrued profit sharing	4,102,854	1,591,598
Accrued interest	6,380,412	6,522,534
Accrued taxes	1,381,127	2,101,350
Accrued salaries, vacation, bonus	3,221,484	1,161,349
Accrued brokerage & customer promotions	2,276,143	470,127
Other accrued expenses	3,820,176	2,799,182

Total current liabilities	51,131,571	37,533,553

ACCRUED POSTRETIREMENT HEALTH AND BENEFIT OBLIGATION	797,112	700,277

DEFERRED INCOME TAXES	2,229,779	455,802

LONG-TERM DEBT, less current maturities	528,300,000	532,200,000

CAPITAL LEASE OBLIGATIONS, less current maturities	265,127	—

INTEREST RATE SWAP	10,440,720	12,206,738

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT
Common stock	1,842,428	1,841,868
Additional paid-in capital (APIC)	18,220,154	17,250,385
Accumulated other comprehensive income	263,832	256,715
Accumulated deficit	(411,339,622)	(432,096,842)

	(391,013,208)	(412,747,874)

	$202,151,101	$170,348,496

STURM FOODS, INC.
STATEMENTS OF INCOME
Years ended March 31,

	2009	2008

Net sales	$330,817,003	$295,305,593

Cost of sales (includes $46,564 and $24,887 of stock based compensation for the years ended March 31, 2009 and 2008)	231,070,429	202,754,186

Gross profit	99,746,574	92,551,407

Operating expenses
General and administrative (includes $918,165 and $73,453 of stock based compensation for the years ended March 31, 2009 and 2008)	17,484,725	14,520,224
Selling and marketing	9,670,196	10,426,783
Transaction costs	1,128,402	2,522,784

	28,283,323	27,469,791

Operating income	71,463,251	65,081,616

Other expense
Interest expense, net	37,432,309	56,753,011
Amortization of deferred financing costs	1,220,182	1,220,182
Other expense, net	114,610	27,672

	38,767,101	58,000,865

Income before provision for income taxes	32,696,150	7,080,751

Provision for income taxes	11,938,930	2,298,485

NET INCOME	$20,757,220	$4,782,266

The accompanying notes are an integral part of these statements.

STURM FOODS, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
Years ended March 31, 2009 and 2008

	Common stock			Accumulated other
	Issued			comprehensive	Accumulated
	shares	Amount	APIC	income	deficit	Total

Balance, April 1, 2007	184,186,702	$1,841,868	$16,977,969	$—	$(436,705,032)	$(417,885,195)

Stock based compensation	—	—	98,340	—	—	98,340

Recapitalize equity accounts	—	—	174,076	—	(174,076)	—

Adjustments to initially adopt SFAS 158 (net of tax of $171,144)
Prior service credit	—	—	—	53,556	—	53,556
Net gains	—	—	—	203,159	—	203,159

Net income	—	—	—	—	4,782,266	4,782,266

Balance, March 31, 2008	184,186,702	1,841,868	17,250,385	256,715	(432,096,842)	(412,747,874)

Stock based compensation	—	—	964,729	—	—	964,729

Exercise of stock options	56,000	560	5,040	—	—	5,600

Net actuarial gains on defined benefit plan (net of tax of $4,744)	—	—	—	7,117	—	7,117

Net income	—	—	—	—	20,757,220	20,757,220

Balance, March 31, 2009	184,242,702	$1,842,428	$18,220,154	$263,832	$(411,339,622)	$(391,013,208)

The accompanying notes are an integral part of these statements.

STURM FOODS, INC.
STATEMENTS OF CASH FLOWS
Years ended March 31,

	2009	2008
Cash flows from operating activities:
Net income	$20,757,220	$4,782,266
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation	8,693,916	6,247,368
Amortization	1,220,182	1,220,182
Interest rate swap	(1,766,018)	12,441,492
Stock based compensation	964,729	98,340
Deferred income taxes	1,322,291	(3,515,211)
Gain on sale of property, plant and equipment	(570)	—
Change in operating assets and liabilities resulting in an increase (decrease) of cash and cash equivalents, net of effects of acquisition
Accounts receivable	(6,711,037)	(6,203,811)
Inventories	(9,147,874)	2,291,434
Other current assets	(733,915)	315,335
Income tax refund receivable	—	219,000
Accrued postretirement health and benefit obligation	103,952	34,801
Accounts payable	7,031,993	8,543,645
Accrued profit sharing	2,511,256	(581,455)
Accrued interest	(142,122)	(1,143,542)
Other accrued expenses	2,916,922	(1,946,973)

Net cash and cash equivalents provided by operating activities	27,020,925	22,802,871

Cash flows from investing activities:
Purchase of property, plant and equipment	(6,338,016)	(21,444,345)
Proceeds from sale of property, plant and equipment	126,000	—
Acquisition of McCann’s	(12,920,488)	—

Net cash and cash equivalents used in investing activities	(19,132,504)	(21,444,345)

STURM FOODS, INC.
STATEMENTS OF CASH FLOWS — CONTINUED
Years ended March 31,

	2009	2008
Cash flows from financing activities:
Payments on long-term debt	$(3,900,000)	$(3,900,000)
Payments on capital lease obligations	(94,892)	(55,892)
Proceeds from issuance of common stock	5,600	—

Net cash and cash equivalents used in financing activities	(3,989,292)	(3,955,892)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,899,129	(2,597,366)

Cash and cash equivalents, beginning of year	23,821,854	26,419,220

Cash and cash equivalents, end of year	$27,720,983	$23,821,854

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$39,585,019	$45,977,301
Income taxes	$11,439,965	$3,592,287
Non-cash operating and financing activities:
During fiscal year 2009, the Company acquired machinery and equipment through a capital lease payable of $389,988.
As discussed in Note F, the Company adopted SFAS 158 on March 31, 2008 and accordingly decreased the long-term benefit obligation by $427,859 and increased deferred tax liabilities by $171,144 and comprehensive income by $256,715.
The accompanying notes are an integral part of these statements.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS
March 31, 2009 and 2008
NOTE A — NATURE OF OPERATIONS
Sturm Foods, Inc. (the “Company”) is a processor and packager of store brand and branded sugar and sugar free drink mixes, various hot cereal products, non-fat dry milk, hot cocoa mixes and other dry products for distribution throughout the United States and Canada. The manufacturing facilities and corporate office of the Company are located in Manawa, Wisconsin.
The Company’s primary customers are large retail grocery and mass merchant stores. For the years ended March 31, 2009 and 2008, the largest two customers totaled 52% and 57% of net sales. The Company’s top ten customers account for approximately 74% and 77% of the Company’s net sales for the years ended March 31, 2009 and 2008.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1. Basis of Presentation
These financial statements include the accounts of the Company prepared in accordance with accounting principles generally accepted in the United States of America.
2. Acquisition
In September 2008, the Company acquired the McCann Irish Oatmeal (McCann) product line for $12,920,488, including acquisition costs of $481,802. The Company acquired McCann’s to strengthen the Company’s oatmeal product offering. The acquisition was accounted for as a business combination in accordance with Statement of Financial Accounting Standards (SFAS) No. 141 Business Combinations. The purchase price was allocated as follows:

Inventory	$1,680,086
Tradename	12,490,402
Commission settlement liability	(1,250,000)

$12,920,488

3. Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
4. Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with original maturities of three months or less at the date of acquisition. Cash equivalents are stated at cost which approximates fair market value. The Company maintains its cash balances at one financial institution and is secured by the Federal Deposit Insurance Corporation up to federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
5. Accounts Receivable
The majority of the Company’s accounts receivable are due from regional and national retail customers. Credit is extended based on an evaluation of customers’ financial conditions. The allowance for doubtful accounts represents estimates of amounts considered uncollectible and is determined on an account-by-account basis. Payments subsequently received on accounts written off are credited to bad debt expense. Expense for such uncollectible amounts was $24,323 and $1,166 for the years ended March 31, 2009 and 2008.
6. Inventories
Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. Inventory costs include material, labor and factory overhead. The Company has recorded a reserve for obsolete and excess inventories.
Inventories consist of the following at March 31:

	2009	2008

Raw materials	$8,338,518	$4,724,113
Work-in-process	10,241,055	8,246,873
Finished goods	16,822,218	14,506,068
Packaging supplies	9,545,228	6,563,200

	44,947,019	34,040,254
Less inventory reserve	(1,031,493)	(952,688)

	$43,915,526	$33,087,566

7. Property, Plant and Equipment
Property, plant and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Improvements and betterments that substantially increase the value or extend the useful life of the asset are capitalized at cost. The Company capitalizes interest expense incurred on long-term construction type projects in accordance with SFAS No. 34 Capitalization of Interest Costs. Interest capitalized approximated $68,000 and $368,000 for the years ended March 31, 2009 and 2008, respectively.
Depreciation of property, plant and equipment is calculated on a straight-line basis over the asset’s estimated useful life. Accelerated methods are used for income tax purposes. The following estimated lives are used in calculating depreciation:

Years

Land improvements	15-20
Buildings	15-40
Machinery and equipment (includes equipment under capital lease)	5-15
Office equipment	2-5
Vehicles	3-7

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
7. Property, Plant and Equipment — continued
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amounts of the assets exceed their respective fair values.
8. Intangible Assets
The Company accounts for intangible assets in accordance with SFAS No. 142 Goodwill and Other Intangible Assets (SFAS 142). Intangible assets, which are comprised of tradenames acquired in the McCann acquisition, are considered indefinite-lived intangible assets and are not subject to amortization. SFAS 142 requires that the indefinite-lived intangible assets be tested for impairment at least annually, or more often if warranted by events and changes in circumstances indicating that the carrying value may exceed its fair value, and written down to fair value if impaired. The Company has determined that no impairment exists as of March 31, 2009.
9. Fair Value of Financial Instruments
Cash and cash equivalents and accounts receivable are financial instruments with carrying values that approximate fair value. Accounts payable, accrued liabilities, interest rate swap and long-term debt are financial instruments with carrying values that approximate fair value. Interest rates currently available for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.
10. Deferred Financing Costs
The Company capitalizes fees incurred in connection with securing long-term financing. Amortization of deferred financing costs is provided using the straight-line method over the term of the related debt agreement. Amortization expense for these financing costs for the years ended March 31, 2009 and 2008 was $1,220,182.
Future amortization of deferred financing costs at March 31, 2009 are as follows:

Year	Amount
2010	$1,220,182
2011	1,220,182
2012	1,220,182
2013	1,220,182
2014	1,177,969

$6,058,697

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
11. Accrued Promotion Expenses
Accrued promotion expenses represent discounts, allowances and volume bonuses awarded to customers but not paid as of year end. These programs are most often based on sales volume measured in dollars or pounds and are expensed when products are shipped. Management’s best estimate of the amounts earned which remain unpaid at March 31, 2009 and 2008 are $1,835,535 and $326,329, and are included in other accrued expenses in the accompanying balance sheets. These estimates were based upon all outstanding approved programs, sales volumes by customer during the applicable period and estimated sales volumes for future periods covered by each program. Promotion related expense for the years ended March 31, 2009 and 2008 was $8,050,504 and $8,748,302, respectively, and was recorded as an offset to net sales.
12. Revenue Recognition
The Company recognizes revenue, net of sales incentives and including shipping charges billed to customers, upon shipment to customers which is when risk of loss passes.
13. Classification of Shipping Costs
Shipping costs incurred by the Company are included within cost of sales on the statements of income.
14. Advertising
The Company expenses advertising costs as the promotions occur. Advertising expense for the years ended March 31, 2009 and 2008 was $2,079,877 and $4,872,372, respectively. These expenses were classified within selling and marketing expense on the statements of income.
15. Research and Development Costs
The Company expenses research and development costs as they occur. Research and development expense for the years ended March 31, 2009 and 2008 was $1,223,586 and $906,645, respectively. These expenses were classified within general and administrative expense on the statements of income.
16. Income Taxes
Income taxes are accounted for in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 109, Accounting for lncome taxes, which required the use of the asset and liability method. Under this method, deferred tax assets and liabilities are determined based upon the differences between the financial reporting and the tax bases of assets and liabilities and are measured using enacted tax rules and laws that are anticipated to be in effect when the differences are expected to reverse. A valuation allowance is established when management determines that it is more likely than not that all or a portion of a deferred tax asset will not be realized

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
16. Income Taxes — continued
In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an lnterpretation of FASB Statement No. 109 (FIN 48). FIN 48, which clarified SFAS 109, established the criterion that an individual tax position has to meet for some or all of the benefits of that position to be recognized in the Company’s financial statements. In December 2008, the Financial Accounting Standards Board Issued FASB Staff Position (FSP) FIN 48-3, Effective Date of FA SB Interpretation N0. 48 for Certain Nonpublic Enterprises. FSP FIN 48-3 permits an entity within its scope to defer the effective date of FIN 48 to its annual financial statements for fiscal years beginning after December 15, 2008. The Company has elected to defer the application of FIN 48 for the year ending March 31, 2009. The Company evaluates its uncertain tax positions using the provisions of FASB Statement 5, Accounting for Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.
17. Stock Based Compensation
The Company accounts for stock based compensation under SFAS No. 123 (revised 2004), Share-Based Payment (Statement 123(R)), which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.
18. Comprehensive Income
The Company reports comprehensive income which is defined as the change in equity from transactions and other events from non-owner sources. Comprehensive income includes net income and net actuarial gains on the post-retirement plan.
19. Fair Value Measurements
Effective April 1, 2008, the Company implemented SFAS No. 157, Fair Value Measurements (“SFAS 157”), which defines fair value, establishes a framework for its measurement, and expands disclosures about fair value measurements. The adoption of SFAS 157 did not have an impact on the measurement of the Company’s financial assets and liabilities, but did result in additional disclosures.
In 2007, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position FAS 157-2 (“FSP 157-2”), which provided a one year deferral for the implementation of SFAS 157 for non-financial assets and liabilities measured at fair value that are recorded or disclosed on a non-recurring basis. The Company elected to apply the FSP 157-2 deferral, and accordingly, will not apply SFAS 157 to intangibles impairment testing, other long-lived assets, and non-financial assets or liabilities measured at fair value in business acquisitions, until fiscal 2010. The Company is still evaluating the financial statement impact of the implementation of SFAS 157 for non-financial assets and liabilities.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
19. Fair Value Measurements — continued
SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. SFAS 157 requires disclosures that categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The SFAS 157 fair value hierarchy is defined as follows:
Level 1 — Valuations are based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 — Valuations are based on quoted prices for similar assets or liabilities in active markets, or quoted prices in markets that are not active for which significant inputs are observable, either directly or indirectly.
Level 3 — Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.
The Company does not have any Level 1 or 3 financial assets or liabilities. The interest rate swap is a financial liability measured on a recurring basis and is recorded at fair market value using Level 2 inputs as disclosed in Note E.
NOTE C — LINE OF CREDIT
The Company has available a $20,000,000 revolving credit line with a consortium of financial institutions. The line of credit bears interest at the Eurodollar Rate plus an Applicable Margin as defined in the agreement and is due May 26, 2010. No amounts were outstanding under this revolving credit line at March 31, 2009 and 2008.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE D — LONG-TERM DEBT
Long-term debt consists of the following at March 31:

	2009	2008
Term loan, bearing interest at the Base Rate or the Eurodollar Rate plus an Applicable Margin as defined in the agreement (the Company has elected the Eurodollar Rate option at March 31, 2009 and 2008 — 3.75% and 5.8125%, respectively) with quarterly principal payments of $975,000 through January 31, 2014.	$382,200,000	$386,100,000

Term loan, bearing interest at the Base Rate or the Eurodollar Rate plus an Applicable Margin as defined in the agreement (the Company has elected the Eurodollar Rate option at March 31, 2009 and 2008 — 7.25% and 9.3125%, respectively) with one lump sum principal payment due July 31, 2014.	150,000,000	150,000,000

	532,200,000	536,100,000
Less current maturities	(3,900,000)	(3,900,000)

	$528,300,000	$532,200,000

The term loans and line of credit are secured by substantially all assets of the Company. Among other restrictions, the term loans contain certain covenants that provide for the maintenance of minimum levels of interest expense coverage and maximum levels of total leverage and capital expenditures. The Company is in compliance with these covenants at March 31, 2009.
The future scheduled maturities of long-term debt are as follows:

Fiscal year	Amount

2010	$3,900,000
2011	3,900,000
2012	3,900,000
2013	3,900,000
2014	366,600,000
Thereafter	150,000,000

$532,200,000

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE E — INTEREST RATE SWAP AGREEMENT
In January 2008, the Company entered into an interest rate swap agreement which fixes the interest rates on a portion of the Company’s borrowings under the floating rate term loans. The Company did not designate the interest rate swap agreement as a hedge. As such changes in the fair value of the interest rate swap agreement are recognized on the statements of income. The Company has recorded a liability in the amount of $10,440,720 and $12,206,738 to reflect the fair value of the interest rate swap at March 31, 2009 and 2008, respectively. As changes in the fair value occur, interest expense will be adjusted. The change to interest expense recorded for the years ended March 31, 2009 and 2008 due to the agreement was ($1,766,018) and $12,441,492, respectively. Terms of the agreement are as follows:

• Notional Amount	$530,000,000
• Effective Date	October 31, 2007
• Termination Date	October 31, 2009
• Fixed Interest Rate	3.735%
• Floating Interest Rate	90-day LIBOR
NOTE F — POSTRETIREMENT HEALTH AND OTHER BENEFITS
The Company provides certain health care and life insurance benefits for eligible retirees. These benefits are not funded, but are paid as incurred Eligibility for coverage is based on certain years of service and retirement age qualifications. These benefits maybe subject to deductibles, co-payment provisions and other limitations, and the Company has reserved the right to modify these benefits. As of February 2000, the postretirement plan was frozen and no new plan participants are allowed Benefit payments for the years ended March 31, 2009 and 2008 were $43,875 and $68,951.
In September 2006, the FASB issued SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88,106 and l32(R) (SFAS 158). Part of SFAS 158 was effective for the fiscal year ending March 31, 2008 for the Company, and required the Company to recognize the funded status of the plan on the balance sheet on a prospective basis from the effective date. The funded status of the plan is determined as of the plan’s measurement date and represents the difference between the amount of the obligations owed to participants under the plan and the fair value of the plan’s assets dedicated to paying those obligations. To record the funded status of the plan, unrecognized prior service costs and net actuarial gains or losses experienced by the plan will be recorded as other comprehensive income or loss. The Company adopted the recognition and disclosure provisions of SFAS 158 effective March 31, 2008.
Effective for fiscal years ending after December 15, 2008, SFAS 158 also removes the existing option to use a plan measurement date that is up to 90 days prior to the date of the statement of financial position and will require the plan measurement date to coincide with the Company’s fiscal year end in 2009. The Company already uses a March 31 measurement date.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE F — POSTRETIREMENT HEALTH AND OTHER BENEFITS — Continued
Postretirement obligations, expense, and funding status at March 31:

	2009	2008
Accumulated postretirement health and benefit obligation	$(797,112)	$(700,277)
Plan assets, at fair value	—	—

Funded status	(797,112)	(700,277)

Accrued postretirement health and benefit obligation	$(797,112)	$(700,277)

Postretirement expense	$103,952	$114,188

The discount rate used in determining the accumulated postretirement health and benefit obligation at March 31, 2009 and 2008 was 5.50%. The health care cost trend rate used in measuring the accumulated postretirement health and benefit obligation was assumed to be 9.50% and 10% for the years ending March 31, 2009 and 2008, and decreasing gradually to 5.50% over 9 years.
The following benefit payments are expected to be paid:

2010	$44,000
2011	51,000
2012	52,000
2013	54,000
2014	60,000
2015-2019	318,000

$579,000

NOTE G — INCOME TAXES
The provision for income taxes for the years ended March 31, 2009 and 2008 consists of the following components:

	2009	2008
Provision for income taxes:
Current
Federal	$9,366,709	$4,857,650
State	1,249,930	956,046
Deferred
Federal	1,068,916	(2,839,412)
State	253,375	(675,799)

Total provision for income taxes	$11,938,930	$2,298,485

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE G — INCOME TAXES — Continued
The significant differences between the effective tax rate and the statutory tax rates are as follows:

	2009	2008

Statutory tax rates	40.0%	40.0%
State tax deduction	(1.3)	(4.9)
Domestic production activities deduction	(2.0)	(5.0)
Other	(0.2)	2.3

Effective tax rate	36.5%	32.4%

Deferred tax assets and liabilities arise as a result of temporary differences between financial and income tax reporting. The components of the deferred tax assets and liabilities are as follows:

	2009	2008
Deferred tax assets:
Accounts receivable allowances	$263,213	$237,500
Interest rate swap	4,176,288	4,882,695
Post retirement benefits	318,845	280,110
Stock options	269,279	—
UNICAP	437,855	168,503
Inventory reserve	412,597	381,075
Accrued compensation	493,145	51,478

	$6,371,222	$6,001,361

Deferred tax liabilities:
Fixed assets	$(6,827,652)	$(5,618,607)
Prepaid expense	(578,043)	(261,475)
Intangible assets	(166,539)	—

	$(7,572,234)	$(5,880,082)

Net deferred tax (liabilities) assets	$(1,201,012)	$121,279

Balances as presented in the balance sheet:
Current deferred tax asset	$1,028,767	$577,081
Long-term deferred tax liability	(2,229,779)	(455,802)

	$(1,201,012)	$121,279

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE H — STOCKHOLDERS’ DEFICIT
On May 26, 2005, the Company amended its Amended and Restated Articles of Incorporation. The amendment authorized the issuance of 350,000,000 shares of common stock ($.01 par value) and 50,000,000 of preferred stock ($.01 par value).
As of March 31, 2009 and 2008, 184,242,702 and 184,186,702 shares of common stock, respectively and 0 shares of preferred stock were issued and outstanding.
In November 2005, the stockholders of the Company entered into a 10-year Stockholders Agreement that imposes certain restrictions and obligations on the stockholders with respect to their stock.
NOTE I — STOCK COMPENSATION PLAN
On May 26, 2005, the Company created the Sturm Foods, Inc. 2005 Stock Option Plan (“2005 Plan”). Under terms of the 2005 Plan, the Company has reserved 16,952,201 shares for issuance to certain individuals and key employees of the Company. In fiscal 2009, the 2005 Plan was amended to increase shares available for issuance to 23,352,201. As of March 31, 2009, 253,190 shares are available for future option grants. According to the 2005 Plan, no options shall be granted at a price less than the calculated fair market value of the Company’s common stock at the date of grant as determined by an independent appraisal. Unless dictated otherwise by a specific option agreement, options vest in five equal annual installments and expire ten years from the date of grant, or within ninety days after an employee ceases performing services for the Company.
The Company has adopted Statement 123 (revised 2004), Share-Based Payment (Statement 123(R)), which requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

		Weighted	Weighted
		average	average
	Outstanding	exercise	remaining
	options	price	life (months)

Outstanding at April 1, 2007	2,212,700	$0.12	109
Granted	250,000	1.34	120
Exercised	—	—	—
Forfeited	(336,200)	0.10	—

Outstanding at March 31, 2008	2,126,500	0.27	99
Granted	6,925,000	0.46	120
Exercised	(56,000)	0.10	—
Forfeited	(90,750)	0.10	—

Outstanding at March 31, 2009	8,904,750	$0.44	109

Vested or expected to vest at March 31, 2009	8,904,750	$0.44	109

Exercisable at March 31, 2009	926,495	$0.17	86

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE I — STOCK COMPENSATION PLAN — Continued
The fair value of each Company option grant is estimated on the date of grant using the Black-Scholes option pricing model and the following weighted-average assumptions in 2009 and 2008.

	2009	2008

Expected term (years)	6.5	6.5
Risk-free interest rate	1.67% - 3.34%	4.50%
Expected volatility	36.53% - 43.46%	26.88%
Dividend yield	—	—
Expected Term: The expected term represents the period during which the Company’s stock-based awards are expected to be outstanding. The Company estimated this amount based on historical experience of similar awards, giving consideration to the contractual terms of the awards, vesting requirements, and expectations of future employee behavior, including post-vesting terminations.
Risk-Free Interest Rate: The Company bases the risk-free interest rate on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.
Expected Volatility: The fair value of stock based payments made were valued using a volatility factor based on the similar companies that are publicly traded.
Dividend Yield: The Company has not historically paid any dividends and does not expect to declare or pay dividends in the future.
Estimated Pre-vesting Forfeitures: When estimating forfeitures, the Company considers voluntary termination behavior as well as future workforce reduction programs. Due to the limited granting of the options, the Company believes no pre-vesting forfeitures will occur.
For the years ended March 31, 2009 and 2008, $964,729 and $98,340, respectively, was expensed under the 2005 Plan. Expense to be recognized in future years under the 2005 Plan at March 31, 2009 is approximately $2,772,000.
NOTE J — PROFIT SHARING PLAN
The Company has a defined contribution profit sharing plan for all employees who meet service eligibility requirements. Company contributions are at the discretion of the Board of Directors and are typically 15% of eligible employee compensation. The Company’s expense for the years ended March 31, 2009 and 2008 was $4,174,915 and $2,660,837, respectively. Employees can contribute pre-tax 401(k) contributions from 1% to 80%, subject to certain limitations of their compensation, beginning the first day of the quarter following completion of three months of service. In fiscal 2009, the profit sharing plan was amended to allow for contributions to take the form of cash or Company stock.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE K— LEASES
The Company leases certain warehouse and manufacturing space and equipment under various operating lease agreements through March 2012. Total operating lease expense for the years ended March 31, 2009 and 2008 was $536,773 and $633,590, respectively. Noncancelable future minimum lease payments for operating leases as of March 31, 2009 are as follows:

Fiscal year	Amount
2010	$158,076
2011	144,400
2012	74,933
2013	—

$377,409

In addition, the Company has long-term leases for certain equipment which are accounted for as capital leases. A summary of assets under capital leases at March 31, 2009 and 2008 is as follows:

	2009	2008

Capital leases	$389,988	$280,207
Less accumulated amortization	(38,999)	(232,178)

	$350,989	$48,029

The Company entered into new capital leases during fiscal 2009 and expire in September 2013.
Future lease payments relating to the capital leases as of March 31, 2009 are as follows:

Fiscal year	Amount

2010	$82,289
2011	82,289
2012	82,289
2013	82,289
2014	34,287

Total minimum lease payments	363,443
Less amount representing interest	20,318

Present value of lease payments	343,125
Less current portion	(77,998)

$265,127

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE L — COMMITMENTS AND CONTINGENCIES
1. Litigation
The Company is the subject of various legal claims that arise from time to time in the ordinary course of business. These claims may relate to the Company’s operations, product liability, workers’ compensation and employment matters. The Company is not aware of any litigation that would materially impact the financial statements.
2. Self-Insurance
The Company maintains a stop-loss major medical insurance policy but is self-funded for the coverage up to the stop-loss limit of $125,000 per individual per year.
3. Commodity Risk
In the ordinary course of business, the Company is exposed to commodity price risks relating to the acquisition of raw materials and fuels. From time to time, the Company enters into short term (1 year or less) supply contracts with vendors to reduce these risks. The Company is not aware of any commodity positions that would materially impact the financial statements.
4. Property, Plant and Equipment
As of March 31, 2009, the Company has outstanding commitments on purchases of property, plant and equipment in the amount of approximately $2.4 million.
NOTE M — RELATED PARTY TRANSACTIONS
On May 26, 2005, the Company entered into a 12-year management agreement with a stockholder whereby the stockholder provides representation to the Board of Directors of the Company and various consulting services. A quarterly fee of $430,550 and $500,000 was charged to the Company for the years ended March 31, 2009 and 2008, respectively and the Company expensed $1,722,200 and $2,000,000 for the years ended March 31, 2009 and 2008, respectively under this agreement. Beginning in fiscal 2010, the quarterly fee will increase to $479,575.
In February 2008, the Company entered into an agreement to use an aircraft owned by MEU Holdings. The agreement calls for payments which are based on the usage of the aircraft ($3,600 per flight hour plus variable operating expenses). MEU Holdings is owned by the former Chief Executive Officer of the Company. For the years ended March 31, 2009 and 2008, the Company paid MEU Holdings $748,440 and $1,429,966, respectively. The agreement was terminated effective October 31, 2008.

STURM FOODS, INC.
NOTES TO FINANCIAL STATEMENTS — CONTINUED
March 31, 2009 and 2008
NOTE N — COMPREHENSIVE INCOME
Comprehensive income consisted of the following at March 31:

	2009	2008

Net income	$20,757,220	$4,782,266
Net actuarial gains on defined benefit plan, net of tax	7,117	256,715

Comprehensive income	$20,764,337	$5,038,981